                                                                    Exhibit 4.4


================================================================================
                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                     AMERICAN ANNUITY GROUP CAPITAL TRUST II

                            Dated as of May __, 1997
================================================================================

                                TABLE OF CONTENTS


ARTICLE 1
     INTERPRETATION AND DEFINITIONS.................................................1
     SECTION  1.1               INTERPRETATION AND DEFINITIONS......................1

ARTICLE 2
     TRUST INDENTURE ACT............................................................5
     SECTION 2.1   TRUST INDENTURE ACT; APPLICATION.................................5
     SECTION 2.2   LISTS OF HOLDERS OF SECURITIES...................................5
     SECTION 2.3   REPORTS BY PREFERRED GUARANTEE TRUSTEE...........................6
     SECTION 2.4   PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE..................6
     SECTION 2.5   EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.................6
     SECTION 2.6   GUARANTEE EVENT OF DEFAULT; WAIVER...............................6
     SECTION 2.7   GUARANTEE EVENT OF DEFAULT; NOTICE...............................6
     SECTION 2.8   CONFLICTING INTERESTS............................................7
     SECTION 2.9   DISCLOSURE OF INFORMATION........................................7
     SECTION 2.10  PREFERRED GUARANTEE TRUSTEE MAY FILE PROOFS OF CLAIM.............7

ARTICLE 3
     POWERS, DUTIES AND RIGHTS OF
     PREFERRED GUARANTEE TRUSTEE....................................................7
     SECTION 3.1   POWERS AND DUTIES OF PREFERRED GUARANTEE TRUSTEE.................7
     SECTION 3.2   CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE....................9
     SECTION 3.3   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE...........11

ARTICLE 4
     PREFERRED GUARANTEE TRUSTEE...................................................11
     SECTION 4.1   PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY........................11
     SECTION 4.2   APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE
                   TRUSTEE.........................................................12

ARTICLE 5
     GUARANTEE.....................................................................13
     SECTION 5.1   GUARANTEE.......................................................13
     SECTION 5.2   WAIVER OF NOTICE AND DEMAND.....................................13
     SECTION 5.3   OBLIGATIONS NOT AFFECTED........................................14
     SECTION 5.4   RIGHTS OF HOLDERS...............................................15
     SECTION 5.5   GUARANTEE OF PAYMENT............................................15
     SECTION 5.6   SUBROGATION.....................................................15
     SECTION 5.7   INDEPENDENT OBLIGATIONS.........................................16



ARTICLE 6
     LIMITATION OF TRANSACTIONS; SUBORDINATION.....................................16
     SECTION 6.1   LIMITATION OF TRANSACTIONS......................................16
     SECTION 6.2   RANKING.........................................................16

ARTICLE 7
     TERMINATION...................................................................17
     SECTION 7.1   TERMINATION.....................................................17

ARTICLE 8
     INDEMNIFICATION...............................................................17
     SECTION 8.1   EXCULPATION.....................................................17
     SECTION 8.2   INDEMNIFICATION.................................................18

ARTICLE 9
     MISCELLANEOUS.................................................................18
     SECTION 9.1   SUCCESSORS AND ASSIGNS..........................................18
     SECTION 9.2   AMENDMENTS......................................................18
     SECTION 9.3   NOTICES.........................................................18
     SECTION 9.4   BENEFIT.........................................................19
     SECTION 9.5   GOVERNING LAW...................................................19

                             CROSS REFERENCE TABLE*


Section of Trust                                                      Section of
Indenture Act of                                                       Guarantee
1939, as amended                                                       Agreement


310(a)...................................................................4.1(a)
310(b)...................................................................4.1(c)
310(c).............................................................Inapplicable
311(a)...................................................................2.2(b)
311(b)...................................................................2.2(b)
311(c).............................................................Inapplicable
312(a)...................................................................2.2(a)
312(b)...................................................................2.2(b)
312(c)......................................................................2.9
313(a)......................................................................2.3
313(b)......................................................................2.3
313(c)......................................................................2.3
313(d)......................................................................2.3
314(a)......................................................................2.4
314(b).............................................................Inapplicable
314(c)......................................................................2.5
314(d).............................................................Inapplicable
314(e)......................................................................2.5
314(f).............................................................Inapplicable
315(a)...........................................................3.1(d); 3.2(a)
315(b)...................................................................2.7(a)
315(c)...................................................................3.1(c)
315(d)...................................................................3.1(d)
316(a)..............................................................2.6; 5.4(a)
317(a)................................................................2.10; 5.4
318(a)...................................................................2.1(b)




-------------------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                  This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Guarantee"), dated as of May __, 1997, is executed and delivered by American Annuity Group, Inc., a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) of the New Preferred Securities (as defined herein) of American Annuity Group Capital Trust II, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to the Declaration (as defined herein), the Issuer is issuing on the date hereof 75,000 preferred securities (liquidation amount $1,000 per preferred security) which have been registered under the Securities Act of 1933 (the "Securities Act") and which are designated the 8 7/8% Capital Trust Preferred Securities (the "New Preferred Securities") in exchange for an issue of preferred securities which are identical in all material respects to the New Preferred Securities except that such issue of preferred securities was not registered under the Securities Act (the "Old Preferred Securities," and with the New Preferred Securities, the "Preferred Securities");

                  WHEREAS, by a Preferred Securities Guarantee Agreement dated as of March 11, 1997 (the "Old Guarantee Agreement") and as an incentive for the Holders to acquire the Old Preferred Securities, the Guarantor irrevocably and unconditionally agreed, to the extent set forth in such Old Guarantee Agreement, to pay to Holders of the Old Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments as set forth in such Old Guarantee Agreement;

                  WHEREAS, by a certain Registration Rights Agreement dated as of March 11, 1997 among the Issuer, AAG Holding, the Guarantor and the purchasers named therein, the Issuer, AAG Holding and the Guarantor agreed that if they filed a registration statement to exchange the Old Preferred Securities for New Preferred Securities, then the Issuer, AAG Holding and the Guarantor would simultaneously exchange the Old Guarantee Agreement for the Guarantee for the benefit of the holders of the Preferred Securities; and

                  NOW, THEREFORE, in consideration of the exchange by each Holder of Old Preferred Securities for New Preferred Securities, which exchange the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.


                                    ARTICLE 1
                         INTERPRETATION AND DEFINITIONS

SECTION  1.1               Interpretation and Definitions.
                           -------------------------------

                  In this Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) a term defined anywhere in this Guarantee has the same meaning throughout;

                  (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

                  (f) a reference to the singular includes the plural and vice versa.

                  "AAG Holding" means AAG Holding Company, Inc., an Ohio corporation.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee is located at 1010 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration; telecopy no. (212) 815-5915.

                  "Covered Person" means any Holder or beneficial owner of Preferred Securities.

                  "Debentures" means the series of subordinated deferrable interest debentures to be issued by AAG Holding designated the 8 7/8% Subordinated Debentures due January 15, 2027 held by the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Declaration" means the Declaration of Trust, dated as of March __, 1997, as amended, modified or supplemented from time to time, among the trustees of the Issuer named therein, the AAG Holding, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer.

                  "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration or the redemption of all the Preferred Securities upon maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and
(b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor; and provided further, that in determining whether the Holders of the requisite liquidation amount of Preferred Securities have voted on any matter provided for in this Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Preferred Securities remain in the form of one or more Global Certificates (as defined in the Declaration), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the Preferred Security Beneficial Owners (as defined in the Declaration).

                  "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

                  "Indenture" means the Indenture dated as of March 11, 1997, among AAG Holding, the Guarantor, as guarantor, and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Majority in Liquidation Amount of the Preferred Securities" means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Preferred Securities. In determining whether the Holders of the requisite amount of Preferred Securities have voted, Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Preferred Securities shall be disregarded for the purpose of any such determination.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Guarantee Trustee" means The Bank of New York, until a Successor Preferred Guarantee Trusteeo has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

                  "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee. including any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.


                                    ARTICLE 2
                               TRUST INDENTURE ACT

SECTION 2.1                Trust Indenture Act; Application.
                           ---------------------------------

                  (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2                Lists of Holders of Securities.
                           ------------------------------

                  (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders"), (i) within one Business Day after January 15 and July 15 of each year and current as of such date, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Preferred Guarantee Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3                Reports by Preferred Guarantee Trustee.
                           --------------------------------------

                  Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Preferred Securities), the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4                Periodic Reports to Preferred Guarantee Trustee.
                           -----------------------------------------------

                  The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5                Evidence of Compliance with Conditions Precedent.
                           ------------------------------------------------

                  The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6                Guarantee Event of Default; Waiver.
                           ----------------------------------

                  The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

SECTION 2.7                Guarantee Event of Default; Notice.
                           ----------------------------------

                  (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Guarantee Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

                  (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Preferred Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

SECTION 2.8                Conflicting Interests.
                           ----------------------

                  The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

SECTION 2.9                Disclosure of Information.
                           --------------------------

                  The disclosure of information as to the names and addresses of the Holders of the Preferred Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Preferred Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.10               Preferred Guarantee Trustee May File Proofs of Claim.
                           ----------------------------------------------------

                  Upon the occurrence of a Guarantee Event of Default, the Preferred Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proof of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Preferred Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.


                                    ARTICLE 3
                          POWERS, DUTIES AND RIGHTS OF
                           PREFERRED GUARANTEE TRUSTEE

SECTION 3.1                Powers and Duties of Preferred Guarantee Trustee.
                           ------------------------------------------------

                  (a) The Guarantee shall be held by the Preferred Guarantee Trustee on behalf of the Issuer for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Preferred

Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

                  (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Preferred Securities.

                  (c) The Preferred Guarantee Trustee, before the occurrence of any Guarantee Event of Default of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Preferred Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee. and no implied covenants or obligations shall be read into this Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee; and

                  (iv) no provision of this Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2                Certain Rights of Preferred Guarantee Trustee.
                           ---------------------------------------------

                  (a) Subject to the provisions of Section 3.1:

                  (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                  (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                  (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities,
                  (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
                  (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3                Not Responsible for Recitals or Issuance of
                           -------------------------------------------
                           Guarantee.
                           ----------

                  The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.


                                    ARTICLE 4
                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1                Preferred Guarantee Trustee; Eligibility.
                           -----------------------------------------

                  (a) There shall be at all times be a Preferred Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2                Appointment, Removal and Resignation of Preferred
                           -------------------------------------------------
                           Guarantee Trustee.
                           ------------------

                  (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

                  (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

                  (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Preferred Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                  (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

                  (f) Upon termination of this Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.

                  (g) The Guarantor shall promptly notify the Holders of the resignation, removal or appointment of a Preferred Guarantee Trustee.


                                    ARTICLE 5
                                    GUARANTEE

SECTION 5.1                Guarantee.
                           ----------

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.


SECTION 5.2                Waiver of Notice and Demand.
                           ---------------------------

                  The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor, if and to the extent that it assumes the obligations of AAG Holding under the Indenture, retains all of its rights under the Indenture to (i) extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extended Interest Payment Period (as defined in the Indenture) with respect to the Distributions

(as defined in the Declaration) on the Preferred Securities, and (ii) change the maturity date of the Debentures to the extent permitted by the Indenture.

SECTION 5.3                Obligations Not Affected.
                           -------------------------

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Preferred Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of the Guarantor:

                  (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) The extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any change to the maturity date of the Debentures permitted by the Indenture);

                  (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) Any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section

                  5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Preferred Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

                  No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

SECTION 5.4                Rights of Holders.
                           ------------------

                  (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee.

                  (b) If the Preferred Guarantee Trustee fails to enforce this Guarantee, then any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Guarantee without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment to the Holder of the Preferred Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Guarantor hereby waives any right or remedy to require, that any action on this Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5                Guarantee of Payment.
                           ---------------------

                  This Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6                Subrogation.
                           ------------

                  The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Preferred Guarantee Trustee for the benefit of the Holders.

SECTION 5.7                Independent Obligations.
                           ------------------------

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                    ARTICLE 6
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1                Limitation of Transactions.
                           ---------------------------

                  So long as any Preferred Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock,
(b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Guarantee); provided, however, the Guarantor may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.

SECTION 6.2                Ranking.
                           --------

                  This Guarantee will constitute an unsecured obligation of the Guarantor and will rank: (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and
(iii) senior to the Guarantor's common stock.

                  If an Event of Default has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive any payments under the Common

Securities Guarantee Agreement shall be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments hereunder.


                                    ARTICLE 7
                                   TERMINATION

SECTION 7.1                Termination.
                           ------------

                  This Guarantee shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Guarantee.


                                    ARTICLE 8
                                 INDEMNIFICATION

SECTION 8.1                Exculpation.
                           ------------

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2                Indemnification.
                           ----------------

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Guarantee.


                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.1                Successors and Assigns.
                           -----------------------

                  All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2                Amendments.
                           -----------

                  Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. The provisions of Section 11.2 of the Declaration with respect to meetings of, and action by written consent of the Holders of the Securities apply to the giving of such approval.

SECTION 9.3                Notices.
                           --------

                  All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Securities):

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York 10286

                  (b) If given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Preferred Guarantee Trustee and the Holders of the Preferred Securities):

                           American Annuity Group, Inc.
                           250 East Fifth Street
                           Cincinnati, Ohio 45202
                           Attn: General Counsel
                           Telecopy No. (513) 357-3397

                  (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by: first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4                Benefit.
                           --------

                  This Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5                Governing Law.
                           --------------

                  THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.


                                  AMERICAN ANNUITY GROUP, INC.,
                                  as Guarantor



                                  By:
                                      -----------------------------------------
                                      Mark F. Muething
                                      Senior Vice President, General Counsel and
                                      Secretary


                                  THE BANK OF NEW YORK,
                                  as Preferred Guarantee Trustee



                                  By:
                                      -----------------------------------------

                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------

















        (Signature Page to the Preferred Securities Guarantee Agreement)